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
        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    _X_
Filed by a Party other than the Registrant  ___

Check the appropriate box:

___   Preliminary Proxy Statement        ___  Confidential, For Use of
                                              the Commission Only (as
                                              permitted by Rule 14a-6(e)(2)

___   Definitive Proxy Statement
_X_   Definitive Additional Materials
___   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                            EDISON INTERNATIONAL
________________________________________________________________________
             (Name of Registrant as Specified in its Charter)


________________________________________________________________________
(Name of Person(s) Filing Proxy Statement), if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

_X_   No fee required.
___ Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
           _____________________________________________________________

      2)   Aggregate number of securities to which transaction applies:
           _____________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________

      4)   Proposed maximum aggregate value of transaction:
           _____________________________________________________________

      5)   Total fee paid:
           ____________________________________________________________

___   Fee paid previously with preliminary materials:

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
           _____________________________________________________________

      2)   Form, Schedule or Registration Statement No.:
           _____________________________________________________________

      3)   Filing Party:
           _____________________________________________________________

      4)   Date Filed:

           _____________________________________________________________
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      These definitive materials are being distributed together with the
Joint Proxy Statement and Annual Report to Shareholders for 1997, beginning March 18, 1998, to certain shareholders of Edison International.


LOGO
EDISON INTERNATIONAL


                                         March 18, 1998


VIA UPS EXPRESS MAIL


<NAMEADDRESS>

Dear <SALUTATION>:

      Since your organization is a substantial investor in the Common Stock of Edison International, I am enclosing with this letter a copy of the proxy statement for the upcoming Annual Meeting of Stockholders, to be held on April 16, 1998. Knowing that your shares are held through a custodian bank and that the normal path of distribution of these items could result in some delay, I thought you would appreciate receiving your personal copy of the materials at the same time they are being sent to the holders of record.

      Any comments or questions you may have concerning the proposal described in the proxy statement are welcome and I would very much appreciate the opportunity to discuss them with you personally. Please feel free to call me at (626) 302-2204.

      On behalf of our Board of Directors and management of Edison International, thank you for your continued interest and support.

                                         Very truly yours,


                                         Beverly P. Ryder
                                         ----------------
                                         Beverly P. Ryder


Enclosures